EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS

                            Peter C. Cosmas Co., CPAs


December 4, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Science Dynamics Corporation Form S-8 Registration Statement

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement (the "Registration Statement") on Form S-8 of Science Dynamics Corporation (the "Company"), of our report dated April 3, 2002, on the Company's consolidated financial statements for the year ended
December 31, 2001.

We hereby consent to all references to our firm in such Registration Statement.

Yours Very Truly,



                             /s/ Peter C. Cosmas Co., CPAs
                             -----------------------------
                             Peter C. Cosmas Co., CPAs
                             New York, New York